EXHIBIT 4.3

PROLOGIS, L.P.
as Issuer,
PROLOGIS, INC., as Parent Guarantor
and
U.S. BANK NATIONAL ASSOCIATION
as Trustee
FIRST SUPPLEMENTAL INDENTURE
Dated as of June 8, 2011
2.250% Exchangeable Senior Notes due 2037

-i-

TABLE OF CONTENTS
(continued)

-ii-

TABLE OF CONTENTS
(continued)

		Page

Section 11.08	Table of Contents, Headings, Etc	41
Section 11.09	Execution in Counterparts	41
Section 11.10	Trustee	41
Section 11.11	Further Instruments and Acts	42
Section 11.12	Waiver of Jury Trial	42
Section 11.13	Force Majeure	42

-iii-

FIRST SUPPLEMENTAL INDENTURE
2.250% Exchangeable Senior Notes due 2037
     THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”) is dated as of June 8, 2011, by and among PROLOGIS, L.P., a Delaware limited partnership (hereinafter called the “Company”), having its principal office at Pier 1, Bay 1, San Francisco, California 94111, PROLOGIS, INC., a Maryland corporation (hereinafter called “Parent”), having its principal office at Pier 1, Bay 1, San Francisco, California 94111 and U.S. BANK NATIONAL ASSOCIATION, as Trustee under the Base Indenture (hereinafter called the “Trustee”), having its Corporate Trust Office at 100 Wall Street, Suite 1600, New York, New York 10005, under the Base Indenture (defined below).
RECITALS:
     The Company, Parent and the Trustee have heretofore entered into an Indenture dated as of June 8, 2011 (the “Base Indenture”), among the Company, Parent and the Trustee, providing for the issuance by the Company from time to time of its senior debt securities evidencing its unsubordinated indebtedness (the “Securities”).
     Section 301 of the Base Indenture provides for various matters with respect to any series of Securities issued under the Base Indenture to be established in an indenture supplemental to the Base Indenture.
     Section 901(7) of the Base Indenture provides for the Company, Parent and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series as provided by Sections 201 and 301 of the Base Indenture without the consent of the Holders of any Securities.
     WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 2.250% Exchangeable Senior Notes due 2037 (hereinafter referred to as the “Notes”), initially in an aggregate principal amount not to exceed $549,041,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Board of Directors has duly authorized the execution and delivery of this First Supplemental Indenture; and
     WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, a form of assignment, a form of the Fundamental Change Repurchase Notice, a form of option to elect repayment on a Put Right Repurchase Date, a form of exchange notice, a form of certificate of transfer and the Guarantee to be borne by the Notes are to be substantially in the forms hereinafter provided for; and
     All things necessary to make the Base Indenture, as hereby modified, a valid agreement of the Company and Parent, in accordance with its terms, have been done.
     NOW THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:
     For and in consideration of the premises and of the covenants contained herein and in the Base Indenture, the Company, Parent and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Notes issued on or after the date of this First Supplemental Indenture, as follows:
ARTICLE I
DEFINITIONS
     Section 1.01 Relation to Base Indenture. This First Supplemental Indenture constitutes an integral part of the Base Indenture.
     Section 1.02 Definitions. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:
          (a) Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Base Indenture;
          (b) Terms defined both herein and in the Base Indenture shall have the meanings assigned to them herein;
          (c) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this First Supplemental Indenture; and
          (d) All other terms used in this First Supplemental Indenture, which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this First Supplemental Indenture. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.
     “Additional Shares” shall have the meaning specified in Section 8.01(g).
     “Board of Directors” means the board of directors of Parent or, if Parent shall be succeeded by a corporation pursuant to Article VII, the board of directors of Parent’s corporate successor or any committee of such applicable board of directors duly authorized to act generally or in any particular respect hereunder.
     “Business Day” means any day, other than a Saturday or Sunday, or legal holidays on which banks in The City of New York are not authorized or required by law or executive order to be closed.
     “cash percentage” shall have the meaning specified in Section 8.02(a)(4).
     “cash percentage notice” shall have the meaning specified in Section 8.02(a)(4).
     “close of business” means 5:00 p.m. (New York City time).

     “Common Stock” means, subject to Section 8.06, the common stock of Parent, par value $0.01 per share, at the date of this First Supplemental Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of Parent and that are not subject to redemption by Parent; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Company” means Prologis, L.P., a Delaware limited partnership, and subject to the provisions of Article VII, shall include its successors and assigns.
     “Company Put Right Notice” shall have the meaning specified in Section 9.01(c).
     “Company Put Right Notice Date” shall have the meaning specified in Section 9.01(c).
     “Daily Exchange Value” means, for each of the 20 consecutive Trading Days during the Observation Period, one-twentieth (1/20) of the product of (a) the applicable Exchange Rate and (b) the Daily VWAP of the Common Stock (or the Reference Property, if applicable) on such day.
     “Daily Settlement Amount,” for each of the 20 Trading Days during the Observation Period, shall consist of:
     (i) cash equal to the lesser of $50 and the Daily Exchange Value relating to such day; and
     (ii) if such Daily Exchange Value exceeds $50, a number of shares of Common Stock equal to (A) the difference between such Daily Exchange Value and $50, divided by (B) the Daily VWAP of the shares of Common Stock for such day, subject to the Company’s right to deliver cash in lieu of all or a portion of such shares of Common Stock pursuant to Section 8.02(a)(4) hereof.
     “Daily VWAP” for the Common Stock means, for each of the 20 consecutive Trading Days during the Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page PLD <equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day as the Board of Directors determines in good faith using a volume-weighted method).
     “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the person specified in the Base Indenture as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this First Supplemental Indenture, and thereafter, “Depositary” shall mean or include such successor.

     “Distributed Property” shall have the meaning specified in Section 8.04(c).
     “Dividend Threshold Amount” shall have the meaning specified in Section 8.04(d).
     “Effective Date” shall have the meaning specified in Section 8.01(g)(ii).
     “Event of Default” means, with respect to the Notes, any event specified in Section 5.01, continued for the period of time, if any, and after the giving of notice, if any, therein designated.
     “Ex-Date” means, with respect to any issuance or distribution on the Common Stock or any other equity security, the first date on which the shares of Common Stock or such other equity security trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.
     “Ex-Dividend Date” means, with respect to Section 8.01(e), the first date upon which a sale of the shares of Common Stock does not automatically transfer the right to receive the relevant dividend from the seller of the shares of Common Stock to its buyer.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Exchange Agent” shall mean the Trustee or any successor office or agency where the Notes may be surrendered for exchange.
     “Exchange Date” shall have the meaning specified in Section 8.02(c).
     “Exchange Obligation” shall have the meaning specified in Section 8.01(a).
     “Exchange Price” means as of any date $1,000 divided by the Exchange Rate as of such date.
     “Exchange Rate” shall have the meaning specified in Section 8.01(a).
     “Exchange Trigger Price” shall have the meaning specified in Section 8.01(c).
     “Fundamental Change” shall be deemed to occur upon the consummation of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which more than 50% of the shares of Common Stock are exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not at least 90% common stock (or American Depositary Shares representing shares of common stock) that is: (a) listed on, or immediately after the consummation of such transaction or event, will be listed on, a United States national securities exchange or (b) approved, or immediately after such transaction or event will be approved, for listing or quotation on any United States system of automated dissemination of quotations of securities prices.
     “Fundamental Change Company Notice” shall have the meaning specified in Section 9.02(b).

     “Fundamental Change Repurchase Date” shall have the meaning specified in Section 9.02(a).
     “Fundamental Change Repurchase Notice” shall have the meaning specified in Section 9.02(a)(i).
     “Fundamental Change Repurchase Price” shall have the meaning specified in Section 9.02(a).
     “Global Note” shall have the meaning specified in Section 2.06(e).
     “Independent Securities Dealer” shall have the meaning specified in Section 8.01(b).
     “interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes.
     “Interest Payment Date” means April 1 and October 1 of each year, beginning on October 1, 2011.
     “Last Reported Sale Price” means, with respect to the shares of Common Stock or any other security for which a Last Reported Sale Price must be determined, on any date, the closing sale price per share of the Common Stock or unit of such other security (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which the Common Stock or such other security is traded. If the Common Stock or such other security is not listed for trading on a United States national or regional securities exchange on the relevant date, the Last Reported Sale Price shall be the last quoted bid price per share of Common Stock or such other security in the over-the-counter market on the relevant date, as reported by the National Quotation Bureau or similar organization. If the shares of Common Stock or such other security are not so quoted, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices per share of Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms selected from time to time by the Board of Directors for that purpose. The Last Reported Sale Price shall be determined without reference to extended or after-hours trading.
     “Market Disruption Event” means the occurrence or existence for more than a one-half hour period in the aggregate on any scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.
     “Maturity Date” means April 1, 2037.
     “Measurement Period” shall have the meaning specified in Section 8.01(b).
     “Merger Event” shall have the meaning specified in Section 8.06.

     “Noteholder” or “Holder” or “holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any person in whose name at the time a particular Note is registered on the Security Register.
     “Notice of Exchange” shall have the meaning specified in Section 8.02(c).
     “Observation Period” means the 20 consecutive Trading Day period beginning on and including the second Trading Day after the related Exchange Date in respect of such Note.
     “opening of business” means 9:00 a.m. (New York City time).
     “Parent” means Prologis, Inc., a Maryland corporation, and subject to the provisions of Article VII, shall include its successors and assigns.
     “Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 of the Base Indenture in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note that it replaces.
     “Put Right Repurchase Date” shall have the meaning assigned to it in Section 9.01(b).
     “Put Right Repurchase Notice” shall have the meaning assigned to it in Section 9.01(b)(i).
     “Put Right Repurchase Price” shall have the meaning assigned to it in Section 9.01(b).
     “Record Date,” with respect to the payment of interest on any Interest Payment Date, shall have the meaning specified in Section 2.03.
     “Reference Property” shall have the meaning specified in Section 8.06(b).
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Settlement Amount” shall have the meaning specified in Section 8.02(a)(1).
     “Spin-Off” shall have the meaning specified in Section 8.04(c).
     “Stock Price” means the price paid per share of Common Stock in connection with a Fundamental Change pursuant to which Additional Shares shall be added to the Exchange Rate as set forth in Section 8.01(e)(ii) hereof, which shall be equal to (i) if holders of shares of Common Stock receive only cash in such Fundamental Change, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on the Trading Day preceding the Effective Date of the Fundamental Change.

     “Trading Day” means a day during which (i) trading in Common Stock generally occurs, (ii) there is no Market Disruption Event and (iii) a Last Reported Sale Price of the Common Stock (other than a Last Reported Sale Price referred to in the next to last sentence of such definition) is available for such day; provided that if the shares of Common Stock are not admitted for trading or quotation on or by any exchange, bureau or other organization referred to in the definition of Last Reported Sale Price (excluding the next to last sentence of that definition), Trading Day shall mean any Business Day.
     “Trading Price” with respect to the Notes, on any date of determination, means the average of the secondary market bid quotations obtained by the Company and delivered to the Trustee for $2.0 million principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that if three such bids cannot reasonably be obtained, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained, that one bid shall be used. If the Company cannot reasonably obtain at least one bid for $2.0 million principal amount of Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Exchange Rate.
     “Trigger Event” shall have the meaning specified in Section 8.04(c).
ARTICLE II
ISSUE, DESCRIPTION, EXECUTION,
REGISTRATION AND EXCHANGE OF NOTES
     Section 2.01 Designation and Amount. The Notes shall be designated as the “2.250% Exchangeable Senior Notes due 2037.” The aggregate principal amount of Notes that may be authenticated and delivered under this First Supplemental Indenture is initially limited to $549,041,000, subject to Section 2.07 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.06, Section 8.02 and Section 9.02 hereof and Section 306 and Section 906 of to the Base Indenture.
     Section 2.02 Form of Notes. The Notes, the Guarantee and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A.
     Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this First Supplemental Indenture, or as may be required by the Depositary, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

     A Global Note shall represent such principal amount of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this First Supplemental Indenture. Payment of principal and accrued and unpaid interest on a Global Note shall be made to the Holder of such Note on the date of payment, unless a Record Date or other means of determining Holders eligible to receive payment is provided for herein.
     The terms and provisions contained in the form of Note attached as Exhibit A hereto are incorporated herein and shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture and to the extent applicable, the Company, Parent and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.
     Section 2.03 Date and Denomination of Notes; Payments of Interest. The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
     The Person in whose name any Note (or its Predecessor Note) is registered on the Security Register at the close of business on any Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office of the Company maintained by the Company for such purposes in the Borough of Manhattan, City of New York, which shall initially be an office or agency of the Trustee. The Company shall pay interest (i) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Security Register (or upon written application by such Person to the Security Registrar not later than the relevant record date, by wire transfer in immediately available funds to such Person’s account within the United States, if such Person is entitled to interest on an aggregate principal in excess of $1,000,000) or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee. The term “Record Date” with respect to any Interest Payment Date shall mean the March 15 or September 15 preceding the applicable April 1 or October 1 Interest Payment Date, respectively.
     Section 2.04 Intentionally Omitted.
     Section 2.05 Execution, Authentication and Delivery of Notes. Section 303 of the Base Indenture shall be applicable to the Notes.
     Section 2.06 Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.

          (a) The Company shall provide for the registration of the Notes and of transfers of the Notes in the Security Register. Upon surrender for registration of transfer of any Note to the Security Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.06, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount.
     Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.
     All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Security Registrar or any co-registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Noteholder thereof or his attorney-in-fact duly authorized in writing.
     No service charge shall be charged to the Noteholder for any exchange or registration of transfer of Notes, but the Company or the Trustee may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith.
     None of the Company, the Trustee, the Security Registrar or any co-registrar shall be required to exchange or register a transfer of (a) any Notes surrendered for exchange or, if a portion of any Note is surrendered for exchange, such portion thereof surrendered for exchange or (b) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article IX hereof.
     All Notes issued upon any registration of transfer or exchange of Notes in accordance with this First Supplemental Indenture shall be the valid, binding and legal obligations of the Company, evidencing the same debt, and entitled to the same benefits under this First Supplemental Indenture as the Notes surrendered upon such registration of transfer or exchange.
          (b) Intentionally Omitted.
          (c) Intentionally Omitted.
          (d) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this instrument or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this instrument, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          (e) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note, which does not involve the issuance of a definitive Note, shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this First Supplemental Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.
     Section 2.07 Additional Notes; Repurchases. The Company may, without the consent of the Noteholders and notwithstanding Section 2.01, issue additional Notes hereunder with the same terms and with the same CUSIP number as the Notes initially issued hereunder in an unlimited aggregate principal amount, which will form the same series with the Notes initially issued hereunder, provided that no such additional Notes may be issued unless fungible with the Notes initially issued hereunder for United States federal income tax purposes. The Company may also from time to time repurchase the Notes in open market purchases by tender at any price or by private agreement without prior notice to Noteholders.
     Section 2.08 No Sinking Fund. The provisions of Article Twelve of the Base Indenture shall not be applicable to the Notes. No sinking fund is provided for the Notes.
     Section 2.09 Ranking. The Notes constitute a senior general obligation of the Company, ranking equally with other existing and future senior and unsubordinated indebtedness of the Company and ranking senior in right of payment to any future indebtedness of the Company that is expressly made subordinate to the Notes by the terms of such indebtedness.
ARTICLE III
REDEMPTION
     Section 3.01 Right to Redeem.
          (a) Notwithstanding any provision of the Base Indenture, as modified by this First Supplemental Indenture, to the contrary, the Company may redeem the Notes prior to April 1, 2037, in whole, in order to preserve Parent’s status as a real estate investment trust under the Code.
          (b) Except as provided in Section 3.01(a), the Company may not redeem the Notes prior to April 5, 2012. On or after April 5, 2012, the Company, at its option, may redeem the Notes from time to time in whole or in part.
          (c) Any redemption of Notes shall be at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest; provided, however, that the Company may deduct and withhold from such Redemption Price any amount required to be deducted and withheld under applicable law.
     Section 3.02 Selection of Notes to be Redeemed.

          (a) The provisions of Section 1103 of the Base Indenture shall govern the selection of Notes to be redeemed by the Trustee provided, however, that if less than all of the Notes are to be redeemed, the Trustee shall make the selection from the Notes of that series Outstanding and not previously called for redemption, by lot, or in its discretion, on a pro rata basis.
          (b) If any Note selected for partial redemption is exchanged in part before termination of the exchange right with respect to the portion of the Note so selected, the exchanged portion of such Note shall be deemed to be part of the portion selected for redemption. Notes which have been exchanged subsequent to the Trustee commencing selection of Notes to be redeemed but prior to redemption of such Notes shall be treated by the Trustee as Outstanding for the purpose of such selection.
     Section 3.03 Notice of Redemption. The provisions of Section 1104 of the Base Indenture shall govern notices of redemption of the Notes; provided, however, that in addition to the information specified in Section 1104 of the Base Indenture, notices of redemption of the Notes shall also state:
          (a) the then-current Exchange Price;
          (b) the name and address of the Exchange Agent;
          (c) that Holders who wish to exchange Notes must surrender such Notes for exchange no later than the close of business on the second Business Day immediately preceding the Redemption Date and must satisfy the other requirements set forth herein; and
          (d) whether the Company will satisfy its Exchange Obligation with respect to any Notes called for redemption that are surrendered for exchange in cash, shares of Common Stock or both as provided herein; provided that the Company may not provide notice of a redemption of Notes at the Company’s option that specifies that the Company will settle exchanges of Notes prior to such redemption in cash and shares of Common Stock unless, at the time of such notice, the Company has available to it a sufficient number of authorized shares of Common Stock to satisfy its Exchange Obligation in respect of the Notes to be redeemed.
ARTICLE IV
PARTICULAR COVENANTS OF THE COMPANY
     Section 4.01 Payment of Principal and Interest.
          (a) Sections 307 and 1001 of the Base Indenture shall apply to the Notes; provided, however, that, with respect to any Noteholder with an aggregate principal amount in excess of $1,000,000, at the application of such Holder in writing to the Security Registrar not later than the relevant record date, accrued and unpaid interest on such Holder’s Notes shall be paid by wire transfer in immediately available funds to such Holder’s account in the United States supplied by such Holder from time to time to the Trustee and Paying Agent (if different from Trustee); provided further that payment of accrued and unpaid interest made to the

Depositary shall be paid by wire transfer in immediately available funds in accordance with such wire transfer instructions and other procedures provided by the Depositary from time to time.
          (b) Except as otherwise provided in this Section 4.01(b), a Holder of any Notes at the close of business on a Record Date shall be entitled to receive interest on such Notes on the corresponding Interest Payment Date. A Holder of any Notes as of a Record Date that are exchanged after the close of business on such Record Date and prior to the opening of business on the corresponding Interest Payment Date shall be entitled to receive interest on the principal amount of such Notes, notwithstanding the exchange of such Notes prior to such Interest Payment Date. However, a Holder that surrenders any Notes for exchange between the close of business on a Record Date and the opening of business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the interest payable by the Company with respect to such Notes on such Interest Payment Date at the time such Holder surrenders such Notes for exchange, provided, however, that this sentence shall not apply to a Holder that exchanges Notes:
     (i) in respect of which the Company has given notice of redemption pursuant to Section 3.03 on a Redemption Date that is after the relevant Record Date and on or prior to the relevant Interest Payment Date; or
     (ii) to the extent of any overdue interest, if any overdue interest exists at the time of exchange with respect to such Notes;
     (iii) in connection with a Fundamental Change in which the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the next Interest Payment Date; or
     (iv) after the Record Date immediately preceding the Maturity Date.
Accordingly, a Holder that exchanges Notes under any of the circumstances described in clauses (i), (ii), (iii) or (iv) above will not be required to pay to the Company an amount equal to the interest payable by the Company with respect to such Notes on the relevant Interest Payment Date.
     Section 4.02 Maintenance of Office or Agency for Exchange Agent. If at any time the Exchange Agent is not the Trustee or an office or agency designated or appointed by the Trustee, the Company will give prompt written notice to the Trustee of the location of such Exchange Agent. If at any time the Company shall fail to maintain an office or agency for the Exchange Agent, presentations, surrenders, notices and demands related to exchanges of Notes may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the Borough of Manhattan, the City of New York.
     Section 4.03 Intentionally Omitted.
     Section 4.04 Intentionally Omitted.
     Section 4.05 Exclusion of Certain Provisions From Base Indenture. Section 1004, Section 1006, Section 1007, Section 1011 and Article Fourteen of the Base Indenture

shall not apply to the Notes. Section 1002, Section 1003, Section 1005, Section 1008, Section 1009, Section 1010 and Section 1012 of the Base Indenture shall be applicable to the Notes.
ARTICLE V
DEFAULTS AND REMEDIES
     Section 5.01 Events of Default. The provisions of Section 501(2) and Section 501(3) of the Base Indenture shall not be applicable to the Notes. As contemplated under Section 301 and Section 501(9) of the Base Indenture, the following events, in addition to the events described in clauses (1), (4), (5), (6), (7) and (8) of Section 501 of the Base Indenture, shall be Events of Default with respect to the Notes:
          (a) default in the payment of principal or premium, if any, of any Note when due and payable on the Maturity Date, upon redemption, repurchase, declaration or otherwise;
          (b) failure by the Company to comply with its obligation to exchange the Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, upon exercise of a Holder’s exchange right, and such failure continues for a period of ten days; or
          (c) failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 9.02 when due, and such failure continues for a period of two days.
     Section 5.02 Article Five of Base Indenture. Except as amended by Section 5.01 hereof, all of the provisions of Article Five of the Base Indenture shall be applicable to the Notes.
ARTICLE VI
SUPPLEMENTAL INDENTURES
     Section 6.01 Supplemental Indentures Without Consent of Noteholders. The provisions of Section 901 of the Base Indenture shall be applicable to the Notes.
     Section 6.02 Modification and Amendment with Consent of Noteholders. Section 902 of the Base Indenture shall be applicable to the Notes. As contemplated by Sections 301 and 902 of the Base Indenture, no supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:
          (a) make any change that adversely affects the exchange rights of any Notes;
          (b) reduce the Fundamental Change Repurchase Price, Redemption Price or Put Right Repurchase Price of any Note, or amend or modify in any manner adverse to Noteholders the Company’s obligation to make such payments or Article III or Article IX of this First Supplemental Indenture, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise.

     Section 6.03 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, the Base Indenture and this First Supplemental Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this First Supplemental Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder and of any coupon appertaining thereto shall be bound thereby.
     Section 6.04 Article Nine of Base Indenture. Except as amended by this Article VI, all of the provisions of Article Nine of the Base Indenture shall be applicable to the Notes.
ARTICLE VII
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE
     Section 7.01 Company May Consolidate, Etc. on Certain Terms. Article Eight of the Base Indenture shall be applicable to the Notes.
ARTICLE VIII
EXCHANGE OF NOTES
     Section 8.01 Exchange Privilege.
          (a) Subject to the conditions described in clauses (b) through (f) below and to Section 8.11 hereof, and upon compliance with the provisions of this Article VIII, a Holder of Notes shall have the right, at such Holder’s option, to exchange all or any portion (if the portion to be exchanged is $1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the close of business on the scheduled Trading Day immediately preceding February 1, 2012 at a rate (the “Exchange Rate”) of 5.8752 shares of Common Stock (subject to adjustment by the Company as provided in Section 8.04) per $1,000 principal amount of Notes (the “Exchange Obligation”) under the circumstances and during the periods set forth below. On and after February 1, 2012, regardless of the conditions described in clause (b) through (f) below, upon compliance with the provisions of this Article VIII and subject to Section 8.11 hereof, a Noteholder shall have the right, at such holder’s option, to exchange all or any portion (if the portion to be exchanged is $1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the close of business on the scheduled Trading Day immediately preceding the Maturity Date at an Exchange Rate of 5.8752 shares of Common Stock (subject to adjustment by the Company as provided in Section 8.04) per $1,000 principal amount of Notes.
          (b) (1) A Holder of Notes shall have the right, at such Holder’s option, to exchange its Notes prior to February 1, 2012, during the five Business Day period immediately after any ten consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes for each day of such Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock on such date and the Exchange Rate on such date, all as determined by the Trustee in the manner described in the immediately succeeding paragraph. The Trustee shall have no obligation to determine the

Trading Price of the Notes unless requested by the Company to do so in writing, and the Company shall have no obligation to make such request unless a Noteholder or Noteholders of at least $1,000,000 aggregate principal amount of Notes provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Notes would be less than 98% of the product of the Last Reported Sale Price at such time and the then-applicable Exchange Rate, at which time the Company shall select three independent nationally recognized securities dealers (each, an “Independent Securities Dealer”), request that the Independent Securities Dealers provide a secondary market quotation for the Notes and provide such determination to the Company and the Trustee in writing, and the Company shall instruct the Independent Securities Dealers to provide a secondary market quotation for the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of the Notes is greater than or equal to 98% of the product of the Last Reported Sale Price on such date and the then-applicable Exchange Rate. If the Trading Price condition set forth above has been met, the Company shall so notify the Noteholders. If at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than 98% of the product of the Last Reported Sale Price on such date and the then-applicable Exchange Rate, the Company shall so notify the Noteholders.
     (2) Any request by the Company to the Trustee for a determination of the Trading Price and whether the Trading Price condition set forth in the first sentence of the immediately preceding paragraph has been met shall be accompanied by an Officers’ Certificate setting forth, for each day of determination (as identified in such Certificate), the name of the Independent Securities Dealers providing the secondary market bid quotations, a statement certifying that that such dealers are “Independent Securities Dealers” as required in this Section 8.01, the secondary market bid quotations obtained from such Independent Securities Dealers (a copy of which will be attached to such Officers’ Certificate), the Company’s calculation of the Trading Price for such date. The Trustee shall be entitled to conclusively rely, without independent verification, on the quotations provided by the Company in making its determinations hereunder. On the basis of such quotations, the Trustee shall determine the Trading Price of the Notes, and provide such determination to the Company. Absent manifest error, the Trustee’s determination of the Trading Price will be binding on the Company. Unless and until a Responsible Officer of the Trustee shall have received a request from the Company for determination of the Trading Price for the Notes and the Officers’ Certificate contemplated herein, the Trustee shall have no obligation to make any determination of the Trading Price of the Notes or whether the Trading Price condition has been met.
          (c) A Holder of Notes shall have the right, at such Holder’s option, to exchange Notes during any calendar quarter after the quarter ended June 30, 2011, and only during such calendar quarter, if the Last Reported Sale Price for the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the previous calendar quarter exceeds 130% of the Exchange Price (the “Exchange Trigger Price”) on such last Trading Day, which Exchange Price shall be subject to adjustment in accordance with this Article VIII. The Exchange Agent shall, on the Company’s behalf, determine at the beginning of each calendar quarter whether the Notes are exchangeable as a result of the price of the Common Stock as contemplated in the previous sentence and notify the Company and the Trustee.

          (d) In the event that the Company has delivered a notice of redemption in accordance with Section 1104 of the Base Indenture and Section 3.03 of this First Supplemental Indenture to the Holders of Notes, a Holder of Notes may exchange Notes at any time prior to the close of business on the second Business Day immediately preceding the corresponding Redemption Date; provided, however, that a Holder who has already delivered a Fundamental Change Repurchase Notice with respect to a Note may not exchange such Note until the Holder has withdrawn the Fundamental Change Repurchase Notice in accordance with the terms of the Note and this First Supplemental Indenture.
          (e) (i) In the event that the Company or Parent elects to:
     (A) distribute to all or substantially all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days, shares of Common Stock at a price less than the Last Reported Sale Price of the Common Stock for the Trading Day immediately preceding the declaration date of such distribution; or
     (B) distribute to all or substantially all holders of shares of Common Stock assets or debt securities of the Company or Parent or rights to purchase the Company’s or Parent’s securities, which distribution has a per share value (as determined by the Board of Directors) exceeding 15% of the Last Reported Sale Price of the Common Stock on the day immediately preceding the date of declaration of such distribution, then, in either case, Holders may surrender the Notes for exchange at any time on and after the date that the Company provides notice to Holders referred to in the next sentence until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution or the date the Company announces that such distribution will not take place. The Company shall notify Holders of any distribution referred to in either clause (A) or clause (B) above and of the resulting exchange right no later than the 35th Business Day prior to the Ex-Dividend Date for such distribution.
     (ii) If the Company is a party to any transaction or event that constitutes a Fundamental Change, a Holder may surrender Notes for exchange at any time from and after the 30th scheduled Trading Day prior to the anticipated Effective Date of such transaction or event until the related Fundamental Change Repurchase Date and, upon such surrender, the Holder shall be entitled to the increase in the Exchange Rate, if any, specified in Section 8.01(g). The Company shall give notice to all record Noteholders and the Trustee and issue a press release of the Fundamental Change no later than 30 scheduled Trading Days prior to the anticipated Effective Date of the Fundamental Change.
     (iii) If Parent is a party to a consolidation, merger, binding share exchange or sale or conveyance of all or substantially all of its properties and assets, in each case pursuant to which the shares of Common Stock would be exchanged into cash, securities and/or other property, then the Holders shall have the right to exchange Notes at any time beginning fifteen calendar days prior to the date announced by the Company as the anticipated effective date of the transaction and until and including the date that is fifteen calendar days after the date that is the effective date of such transaction; provided such transaction does not otherwise constitute a Fundamental Change to which the provisions of Section 8.01(e)(ii) shall apply. The Company shall give notice to all record Noteholders and the Trustee and issue a press release at least 20 calendar days prior to the anticipated effective date of such transaction. If the Board of Directors determines the anticipated effective date of the transaction, such determination shall be conclusive and binding on the Holders.
          (f) The Notes shall be exchangeable at any time beginning on the first Business Day after any 30 consecutive Trading Day period during which the Common Stock is not listed on a United States national securities exchange.
          (g) (i) If a Noteholder elects to exchange Notes in connection with a Fundamental Change that occurs prior to April 5, 2012, the Exchange Rate applicable to each $1,000 principal amount of Notes so exchanged shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below. Settlement of Notes tendered for exchange to which Additional Shares shall be added to the Exchange Rate as provided in this subsection shall be settled pursuant to Section 8.02 below, as applicable. For purposes of this Section 8.01(g), an exchange shall be deemed to be “in connection with” a Fundamental Change to the extent that the related exchange notice is delivered during the time period beginning on the 30th Trading Day prior to the anticipated Effective Date of such Fundamental Change and ending on the related Fundamental Change Repurchase Date, inclusive (regardless of whether the provisions of clauses (b), (c), (d), (e) or (f) of this Section 8.01 shall apply to such exchange). Such exchange notice shall indicate that the Holder of Notes has elected to exchange Notes in connection with a Fundamental Change; provided, however, that the failure to so indicate shall not in any way affect the Exchange Obligation or the right of such Holder to receive Additional Shares in connection with such exchange.
     (ii) The number of Additional Shares by which the Exchange Rate will be increased shall be determined by reference to the table attached as Schedule A hereto, based on the date on which the Fundamental Change occurs or becomes effective (the “Effective Date”), and the Stock Price; provided, that if the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Price amounts and the two nearest Effective Dates, as applicable, based on a 365-day year; provided further that if (1) the Stock Price is greater than $380.82 per share of Common Stock (subject to adjustment in the same manner as set forth in Section 8.04), no Additional Shares will be added to the Exchange Rate, and (2) the Stock Price is less than $142.97 per share of Common Stock (subject to adjustment in the same manner as set forth in Section 8.04), no Additional Shares will be added to the Exchange Rate. Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon exchange exceed 7.0410 per $1,000 principal amount of Notes (subject to adjustment in the same manner as set forth in Section 8.04).
     (iii) The Stock Prices set forth in the first row of the table in Schedule A hereto shall be adjusted as of any date on which the Exchange Rate of the Notes is adjusted.

The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Exchange Rate as so adjusted. The number of Additional Shares within the table shall be adjusted in the same manner as the Exchange Rate as set forth in Section 8.04 (other than by operation of an adjustment to the Exchange Rate by adding Additional Shares).
     Section 8.02 Exchange Procedures.
          (a) (1) The Company shall settle its Exchange Obligations as described in Section 8.02(a)(3), unless, within the applicable time period specified in this Section 8.02(a)(1), the Company elects to settle its Exchange Obligations as described in Section 8.02(a)(2) or Section 8.02(a)(4). The cash and/or shares of Common Stock which the Company is required to deliver in accordance with this Section 8.02 in settlement of its Exchange Obligations is referred to herein as the “Settlement Amount.” If the Company desires to settle its Exchange Obligations as described in Section 8.02(a)(2) or Section 8.02(a)(4), the Company shall notify each exchanging Noteholder by notice to the Trustee (for further distribution to Noteholders) of the method the Company will choose to satisfy its Exchange Obligations no later than the second Trading Day immediately following the Company’s receipt of a Notice of Exchange from such Holder, and such notice shall specify the section of this First Supplemental Indenture pursuant to which the Company is electing to satisfy its exchange obligations; provided, however, that the Company shall have the right to irrevocably elect, in its sole discretion and without the consent of Noteholders, by notice to the Trustee (for further distribution to Noteholders), on or prior to February 1, 2012, to settle all of its future Exchange Obligations entirely in shares of Common Stock as described in Section 8.02(a)(2), and provided further, that the Company is required to settle all exchanges with an Exchange Date occurring on or after February 1, 2012 in the same manner, and the Company shall notify Noteholders by notice to the Trustee (for further distribution to Noteholders) of the manner of settlement (including specifying the applicable section of this First Supplemental Indenture that describes such manner of settlement) on or before such date. The Company shall treat all Noteholders exchanging on the same Trading Day in the same manner; however, the Company shall not have any obligation to settle its Exchange Obligations arising on different Trading Days in the same manner, except for exchanges with an Exchange Date occurring on or after February 1, 2012, which shall all be satisfied in the same manner.
     (2) If the Company has elected, within the applicable time periods specified in Section 8.02(a)(1), to settle its Exchange Obligations as described in this Section 8.02(a)(2), the Company shall have the right to settle its Exchange Obligations entirely in shares of Common Stock. If the Company elects to satisfy its Exchange Obligation entirely in shares of Common Stock, the Company shall deliver a number of shares of Common Stock equal to (i) the aggregate principal amount of Notes to be exchanged divided by $1,000, multiplied by (ii) the applicable Exchange Rate (which shall include any increases to reflect any Additional Shares that such Holder is entitled to receive pursuant to Section 8.01(g) above). The Company shall deliver such shares of Common Stock as soon as practicable after it has notified the exchanging Holder, pursuant to

Section 8.02(a)(1) above, that it has elected to satisfy its Exchange Obligation entirely in shares of Common Stock.
     (3) If the Company does not elect, within the applicable time periods specified in Section 8.02(a)(1), to settle its Exchange Obligations as described in Section 8.02(a)(2) or 8.02(a)(4), the Company shall settle its Exchange Obligations as described in this Section 8.02(a)(3), subject to Section 8.02(b) hereof. The Company shall deliver in respect of each $1,000 principal amount of Notes being exchanged a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive Trading Days during the Observation Period, on the third Trading Day immediately following the last day of the related Observation Period; provided that the Company will deliver cash in lieu of fractional shares of Common Stock as set forth pursuant to clause (k) below. The Daily Settlement Amounts shall be determined by the Company promptly following the last day of the Observation Period.
     (4) If the Company has elected, within the applicable time periods specified in Section 8.02(a)(1), to settle its Exchange Obligations as described in this Section 8.02(a)(4), the Company shall have the right to settle all or a portion of the amount by which the Daily Exchange Value exceeds $50 in cash in accordance with this Section 8.02(a)(4). In such case, the Company shall specify a percentage of the amount by which the Daily Exchange Value exceeds $50 that will be settled in cash, or the “cash percentage.” The Company will inform exchanging Holders by notice to the Trustee (for further distribution to Noteholders) no later than two Trading Days prior to the first day of the applicable Observation Period if it elects to pay cash upon exchange of the Notes and shall specify in such notice (the “cash percentage notice”) the applicable cash percentage. If the Company elects to specify a cash percentage, the amount of cash that the Company shall deliver in respect of each Trading Day in the applicable Observation Period shall equal the product of (w) the cash percentage and (x) the amount by which the Daily Exchange Value exceeds $50 for such Trading Day. The number of shares of Common Stock deliverable in respect of each Trading Day in the applicable Observation Period shall equal (i) the product of (y) 100% minus the cash percentage and (z) the amount by which the Daily Exchange Value exceeds $50 for such Trading Day, divided by (ii) the Daily VWAP of the Common Stock for such Trading Day. If the Company does not specify a cash percentage, it must settle the entire amount by which the Daily Exchange Value exceeds $50 with shares of Common Stock pursuant to Section 8.02(a)(3) above; provided, however, that the Company will deliver cash in lieu of fractional shares of Common Stock as set forth pursuant to clause (k) below. If the Company specifies a cash percentage, the Company shall satisfy its Exchange Obligation by delivering, on the third Trading Day immediately following the last day of the related Observation Period, the amount of cash and the number of shares of Common Stock deliverable pursuant to this Section 8.02(a)(4).
          (b) Notwithstanding Section 8.02(a), the Company shall satisfy the Exchange Obligation with respect to each $1,000 principal amount of Notes tendered for exchange to which Additional Shares shall be added to the Exchange Rate as set forth in Section 8.01(g) pursuant to this clause (b).

     (1) If the last day of the applicable Observation Period related to Notes surrendered for exchange is prior to the third Trading Day preceding the Effective Date of the Fundamental Change, the Company will satisfy the related Exchange Obligation with respect to each $1,000 principal amount of Notes tendered for exchange as described in Section 8.01(a) by delivering the amount of cash and shares of Common Stock, if any (based on the Exchange Rate, but without regard to the number of Additional Shares to be added to the Exchange Rate pursuant to Section 8.01(g)) on the third Trading Day immediately following the last day of the applicable Observation Period. In addition, as soon as practicable following the Effective Date of the Fundamental Change, the Company will deliver the increase in such amount of cash and Reference Property deliverable in lieu of shares of Common Stock, if any, as if the Exchange Rate had been increased by such number of Additional Shares during the related Observation Period (and based upon the related Daily VWAP prices during such Observation Period). If such increased amount of cash and Common Stock, if any, results in an increase to the amount of cash to be paid to Holders, the Company will pay such increase in cash, and if such increased amount results in an increase to the number of shares of Common Stock, the Company will deliver such increase by delivering Reference Property based on such increased number of shares.
     (2) If the last day of the applicable Observation Period related to Notes surrendered for exchange is on or following the third scheduled Trading Day preceding the Effective Date of such Fundamental Change, the Company will satisfy the Exchange Obligation with respect to each $1,000 principal amount of Notes tendered for exchange as described in Section 8.01(a) (based on the Exchange Rate as increased by the Additional Shares pursuant to Section 8.01(g) above) on the later to occur of (x) the Effective Date of the Fundamental Change and (y) the third Trading Day immediately following the last day of the applicable Observation Period.
          (c) Before any Holder of a Note shall be entitled to exchange the same as set forth above, such Holder shall (1) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 4.01(b) and Section 8.02(i) and, if required, pay all taxes or duties, if any, and (2) in the case of a Note issued in certificated form, (A) complete and manually sign and deliver an irrevocable written notice to the Exchange Agent in the form on the reverse of such certificated Note (or a facsimile thereof) (a “Notice of Exchange”) at the office of the Exchange Agent and shall state in writing therein the principal amount of Notes to be exchanged and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the Exchange Obligation to be registered, (B) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Exchange Agent, (C) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 4.01(b) and Section 8.02(i), and (D) if required, pay all taxes or duties, if any. A Note shall be deemed to have been exchanged immediately prior to the close of business on the date (the “Exchange Date”) that the Holder has complied with the requirements set forth in this Section 8.02(c).

     No Notice of Exchange with respect to any Notes may be tendered by a Holder thereof if such Holder has also tendered a Put Right Repurchase Notice or a Fundamental Change Repurchase Notice and not validly withdrawn such Put Right Repurchase Notice or Fundamental Change Repurchase Notice in accordance with the applicable provisions of Section 9.01 or 9.02, as the case may be.
     If more than one Note shall be surrendered for exchange at one time by the same Holder, the Exchange Obligation with respect to such Notes, if any, that shall be payable upon exchange shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.
          (d) Delivery of the amounts owing in satisfaction of the Exchange Obligation shall be made by the Company in no event later than the date specified in Section 8.02(a), except to the extent specified in Section 8.02(b). The Company shall make such delivery by paying the cash amount owed to the Exchange Agent or to the Holder of the Note surrendered for exchange, or such Holder’s nominee or nominees, and by issuing, or causing to be issued, and delivering to the Exchange Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock to which such Holder shall be entitled as part of such Exchange Obligation (together with any cash in lieu of fractional shares).
          (e) In case any Note shall be surrendered for partial exchange, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered, without charge to such Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered Notes.
          (f) If a Holder submits a Note for exchange, the Company shall pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the exchange. However, the Holder shall pay any such tax that is due because the Holder requests any shares of Common Stock to be issued in a name other than the Holder’s name. The Exchange Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.
          (g) Except as provided in Section 8.04, no adjustment shall be made for dividends on any shares issued upon the exchange of any Note as provided in this Article.
          (h) Upon the exchange of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any exchange of Notes effected through any Exchange Agent other than the Trustee.

          (i) Upon exchange, a Noteholder will not receive any separate cash payment for accrued and unpaid interest, except as set forth below. The Company’s settlement of its Exchange Obligation as described above shall be deemed to satisfy its obligation to pay the principal amount of the Note and accrued and unpaid interest to, but not including, the Exchange Date. As a result, accrued and unpaid interest to, but not including, the Exchange Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, if Notes are exchanged after the close of business on a Record Date, Holders of such Notes as of the close of business on the Record Date will receive the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the exchange. Notes surrendered for exchange during the period from the close of business on any regular Record Date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest payable on the Notes so exchanged; provided, however, that no such payment need be made (1) if the Company has called the Notes for redemption or (2) to the extent of any overdue interest existing at the time of exchange with respect to such Note, (3) to Notes surrendered for exchange in connection with a Fundamental Change in which the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the next Interest Payment Date, or (4) to Notes surrendered for exchange after the Record Date immediately preceding the Maturity Date. Except as described above, no payment or adjustment will be made for accrued interest on exchanged Notes.
          (j) The Person in whose name the certificate for any shares of Common Stock issued upon exchange is registered shall be treated as a stockholder of record on and after the Exchange Date; provided, however, that no surrender of Notes on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such exchange as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such exchange shall be at the Exchange Rate in effect on the date that such Notes shall have been surrendered for exchange, as if the stock transfer books of the Company had not been closed. Upon exchange of Notes, such Person shall no longer be a Noteholder.
          (k) No fractional shares of Common Stock shall be issued upon exchange of any Note or Notes. If more than one Note shall be surrendered for exchange at one time by the same Holder, the number of full shares that shall be issued upon exchange thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issued upon exchange of any Note or Notes (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Last Reported Sale Price of the Common Stock on the last day of the applicable Observation Period.
          (l) Reserved.
     Section 8.03 Reserved.

     Section 8.04 Adjustment of Exchange Rate. The Exchange Rate shall be adjusted from time to time by the Company as follows:
          (a) In case Parent shall issue Common Stock as a dividend or distribution to holders of the outstanding Common Stock, or shall effect a subdivision into a greater number of shares of Common Stock or combination into a lesser number of shares of Common Stock, the Exchange Rate shall be adjusted based on the following formula:

ER’	=	ER0	x	OS’
OS0
where
ER0	=	the Exchange Rate in effect immediately prior to such event;

ER’	=	the Exchange Rate in effect immediately after such event;

OS0	=	the number of shares of Common Stock outstanding immediately prior to such event; and

OS’	=	the number of shares of Common Stock outstanding immediately after such event.
Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the record date fixed for such determination. If any dividend or distribution of the type described in this Section 8.04(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not subdivided or combined, as the case may be, the Exchange Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or subdivide or combine the outstanding shares of Common Stock, as the case may be, to the Exchange Rate that would then be in effect if such dividend, distribution, subdivision or combination had not been declared.
          (b) In case Parent shall issue to all or substantially all holders of its outstanding Common Stock any rights, warrants or convertible securities entitling them (for a period expiring within sixty (60) calendar days after the issuance thereof) to subscribe for or purchase shares of Common Stock at a price per share less than the Last Reported Sale Price of the Common Stock on the Business Day immediately preceding the date of announcement of such issuance, the Exchange Rate shall be adjusted based on the following formula:

ER’	=	ER0	x	OS0 + X
OS0 + Y
where
ER0	=	the Exchange Rate in effect immediately prior to such event;

ER’	=	the Exchange Rate in effect immediately after such event;

OS0	=	the number of shares of Common Stock outstanding immediately prior to such event;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, warrants or convertible securities; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, warrants or convertible securities divided by the average of the Last Reported Sale Prices per share of Common Stock over the ten consecutive Trading Day period ending on the Business Day immediately preceding the record date (or, if later, the Ex-Date relating to such distribution) for the issuance of such rights, warrants or convertible securities.
Such adjustment shall be successively made whenever any such rights, warrants or convertible securities are issued and shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the date fixed for such determination. If such rights, warrants or convertible securities are not so exercised prior to their expiration, the Exchange Rate shall again be adjusted to be the Exchange Rate that would then be in effect if such record date for such distribution had not been fixed.
     In determining whether any rights, warrants or convertible securities entitle the holder thereof to subscribe for or purchase shares of Common Stock at a price per share less than the Last Reported Sale Price of the Common Stock on the Business Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by Parent for such rights, warrants or convertible securities and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.
          (c) In case Parent shall distribute to all or substantially all holders of its Common Stock shares of Capital Stock, evidences of its indebtedness or other assets or property of Parent (including securities, but excluding dividends and distributions covered by Section 8.04(a), Section 8.04(b) or Section 8.04(d) and distributions described below in this paragraph (c) with respect to Spin-Offs) (any of such shares of Capital Stock, indebtedness, or other asset or property hereinafter in this Section 8.04(c) called the “Distributed Property”), then, in each such case the Exchange Rate shall be adjusted based on the following formula:

ER’	=	ER0	x	SP0
SP0 - FMV
where
ER0	=	the Exchange Rate in effect immediately prior to such distribution;

ER’	=	the Exchange Rate in effect immediately after such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Business Day immediately preceding the record date for such distribution (or, if earlier, the Ex-Date relating to such distribution); and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property distributed with respect to each outstanding share of Common Stock on the record date for such distribution (or, if earlier, the Ex-Date relating to such distribution).
Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the Business Day following the date fixed for the determination of stockholders entitled to receive such distribution; provided that if the then fair market value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive, for each $1,000 principal amount of Notes upon exchange, the amount of Distributed Property such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Exchange Rate on the record date. If such dividend or distribution is not so paid or made, the Exchange Rate shall again be adjusted to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 8.04(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in determining SP0 above.
     With respect to an adjustment pursuant to this Section 8.04(c) where there has been a payment of a dividend or other distribution on the Common Stock in shares of Capital Stock, or similar equity interest, of or relating to a Subsidiary or other business unit (a “Spin-Off”), unless the Company or Parent distributes such shares of Capital Stock or equity interests to each Noteholder on the same basis as such Noteholder would have received had it exchanged its Notes solely into shares of Common Stock immediately prior to such dividend or distribution, the Exchange Rate in effect immediately before 5:00 p.m., New York City time, on the Record Date fixed for determination of stockholders entitled to receive the distribution will be increased based on the following formula:

ER’	=	ER0	x	FMV0 + MP0
MP0
where
ER0	=	the Exchange Rate in effect immediately prior to such distribution;

ER’	=	the Exchange Rate in effect immediately after such distribution;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of shares of Common Stock applicable to one share of Common Stock over the first ten consecutive Trading Day period after the effective date of the Spin-Off; and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the first ten consecutive Trading Day period after the effective date of the Spin-Off.
Such adjustment shall occur on the tenth Trading Day from, and including, the effective date of the Spin-Off; provided that in respect of any exchange within the ten Trading Days following any Spin-Off, references within this paragraph (c) to ten days shall be deemed replaced with such lesser number of Trading Days as have elapsed between such Spin-Off and the Exchange Date in determining the applicable Exchange Rate.
     Rights or warrants distributed by Parent to all holders of Common Stock, entitling the holders thereof to subscribe for or purchase shares of Common Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable and (iii) are also issued in respect of future issuances of shares of Common Stock, shall be deemed not to have been distributed for purposes of this Section 8.04 (and no adjustment to the Exchange Rate under this Section 8.04 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 8.04(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this First Supplemental Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 8.04 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Exchange Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights and warrants had not been issued.
     For purposes of this Section 8.04(c), Section 8.04(a) and Section 8.04(b), any dividend or distribution to which this Section 8.04(c) is applicable that also includes shares of Common Stock to which Section 8.04(a) applies or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 8.04(a) or Section 8.04(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants to which Section 8.04(c) applies (and any Exchange Rate adjustment required by this Section 8.04(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Exchange Rate adjustment required by Section 8.04(a) and Section 8.04(b) with respect to such dividend or distribution shall then be made), except (A) the record date of such dividend or distribution shall be substituted as “the record date” and “the date fixed for such determination” within the meaning of Section 8.04(a) and Section 8.04(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to such event” within the meaning of Section 8.04(a).
          (d) In case Parent shall pay a dividend or make a distribution consisting exclusively of cash to all or substantially all holders of its Common Stock to the extent that the aggregate of all such cash dividends or distributions paid in any quarter exceeds the Dividend Threshold Amount for such quarter, the Exchange Rate shall be adjusted based on the following formula:

ER’	=	ER0	x	SP0 -T
SP0 - C
where
ER0	=	the Exchange Rate in effect immediately prior to the record date for such distribution;

ER’	=	the Exchange Rate in effect immediately after the record date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the period of ten consecutive Trading Days ending the Business Day immediately preceding the record date (as defined in clause (f) of this Section) for such distribution (or, if earlier, the Ex-Date relating to such distribution);

T	=	the dividend threshold amount (“Dividend Threshold Amount”), which amount shall initially be $1.0305 per quarter and which shall be appropriately adjusted from time to time for any stock dividends on, or subdivisions or combinations of, Common Stock; provided, that if an Exchange Rate adjustment is required to be made as a result of a distribution that is not a quarterly dividend either in whole or in part, the Dividend Threshold Amount shall be deemed to be zero; and

C	=	the amount in cash per share that Parent distributes to holders of Common Stock.
Such adjustment shall become effective immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than SP0 above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon exchange of a Note (or any portion thereof) the amount of cash such Holder would have received had such Holder owned a number of shares equal to the Exchange Rate on the record date. If such dividend or distribution is not so paid or made, the Exchange Rate shall again be adjusted to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.
     For the avoidance of doubt, for purposes of this Section 8.04(d), in the event of any reclassification of the Common Stock, as a result of which the Notes become exchangeable into more than one class of Common Stock, if an adjustment to the Exchange Rate is required pursuant to this Section 8.04(d), references in this Section to one share of Common Stock or Last Reported Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the

Notes are then exchangeable equal to the number of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.
          (e) In case Parent or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for all or any portion of the shares of Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Exchange Rate shall be increased based on the following formula:

ER’	=	ER0	x	AC + (SP’ x OS’)
SP’ x OS0
where
ER0	=	the Exchange Rate in effect on the date such tender or exchange offer expires;

ER’	=	the Exchange Rate in effect on the day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS’	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires; and

SP’	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires, such adjustment to become effective immediately prior to the opening of business on the day following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer. If Parent is obligated to purchase shares pursuant to any such tender or exchange offer, but Parent is permanently prevented by applicable law from effecting all or any such purchases or all or any portion of such purchases are rescinded, the Exchange Rate shall again be adjusted to be the Exchange Rate that would then be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected. No adjustment to the Exchange Rate will be made if the application of the foregoing formulae would result in a decrease in the Exchange Rate.
          (f) For purposes of this Section 8.04 the term “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the shares of Common Stock (or other applicable securities) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
         (g) In addition to those required by clauses (a), (b), (c), (d), and (e) of this Section 8.04, and to the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange, the Company from time to time may increase the Exchange Rate by any amount for a period of at least 20 days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, the Company may also (but is not required to) increase the Exchange Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Exchange Rate is increased pursuant to the preceding sentence, the Company shall mail to the Holder of each Note at his last address appearing on the Security Register a notice of the increase at least five days prior to the date the increased Exchange Rate takes effect, and such notice shall state the increased Exchange Rate and the period during which it will be in effect.
         (h) All calculations and other determinations under this Article VIII shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share of stock, as the case may be. No adjustment shall be made for Parent’s issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock, or the right to purchase shares of Common Stock or such convertible or exchangeable securities, other than as provided in this Section 8.04. No adjustment shall be made to the Exchange Rate unless such adjustment would require a change of at least 1% in the Exchange Rate then in effect at such time. The Company shall carry forward any adjustments that are less than 1% of the Exchange Rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% within one year of the first such adjustment carried forward, upon a Fundamental Change, upon any call of the Notes for redemption or upon maturity.
         (i) Whenever the Exchange Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Exchange Agent other than the Trustee an Officers’ Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. The Trustee and Exchange Agent may conclusively rely on the accuracy of the Exchange Rate adjustment provided by the Company. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Exchange Rate and may assume without inquiry that the last Exchange Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Exchange Rate to the Holder of each Note at his last address appearing on the Security Register, within thirty (30) days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

          (j) For purposes of this Section 8.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of Parent but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
     Section 8.05 Sufficient Shares to be Delivered. To the extent the Company elects to deliver shares of Common Stock, the Company shall provide, free from preemptive rights, sufficient shares of Common Stock to provide for exchange of the Notes from time to time as such Notes are presented for exchange.
     Section 8.06 Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (ii) any consolidation, merger or combination of Parent with another Person, or (iii) any sale or conveyance of all or substantially all of the property and assets of Parent to any other Person, in either case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for such shares of Common Stock (any such event a “Merger Event”), then:
          (a) the Company and Parent or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which, as evidenced in an Opinion of Counsel delivered to the Trustee, shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing for the exchange and settlement of the Notes as set forth in this First Supplemental Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article and the Trustee may conclusively rely on the determination by the Company of the equivalency of such adjustments. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article IX herein.
     In the event the Company shall execute a supplemental indenture pursuant to this Section 8.06, the Company shall, in addition to the Officers’ Certificate and Opinion of Counsel required by Section 102 of the Base Indenture, file with the Trustee an Officers’ Certificate briefly stating the kind or amount of cash, securities or property or asset that will constitute the Reference Property after any such Merger Event, any adjustment to be made with respect thereto, and the Trustee shall promptly mail notice thereof to all Noteholders.
          (b) Notwithstanding the provisions of Section 8.02(a) and Section 8.02(b), and subject to the provisions of Section 8.01, at the effective time of such Merger Event, the right to exchange each $1,000 principal amount of Notes will be changed to a right to exchange such Note by reference to the kind and amount of cash, securities or other property or assets that a holder of a number of shares of Common Stock equal to the Exchange Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) such that from and after the effective time of such transaction, a Noteholder will be entitled thereafter to exchange its Notes, subject to the successor’s right to deliver cash, common shares or shares of Common Stock of such successor or a combination of cash and shares of Common Stock as set forth in Section 8.02(b), into cash (up to the aggregate principal amount thereof) and, in lieu of the shares of Common Stock otherwise deliverable, the same type (and in the same proportion) of Reference Property, based on the Daily Settlement Amounts of Reference Property in an amount equal to the applicable Exchange Rate, as described under Section 8.02(b). For purposes of determining the constitution of Reference Property, the type and amount of consideration that a holder of shares of Common Stock would have been entitled to in the case of reclassifications, consolidations, mergers, sales or conveyance of assets or other transactions that cause the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of shares of Common Stock that affirmatively make such an election. Parent shall not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a Holder of Notes to exchange its Notes in accordance with the provisions of Article VIII hereof prior to the effective date.
          (c) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Noteholder, at his address appearing on the Security Register, within thirty (30) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
          (d) The above provisions of this Section shall similarly apply to successive Merger Events.
     Section 8.07 Certain Covenants. The Company covenants that all shares of Common Stock delivered upon exchange of Notes will be fully paid and non-assessable by Parent and free from all taxes, liens and charges with respect to the issue thereof.
     Section 8.08 Responsibility of Trustee. The Trustee and any other Exchange Agent shall not at any time be under any duty or responsibility to any Noteholder to determine the Exchange Rate or whether any facts exist which may require any adjustment of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the exchange of any Note; and the Trustee and any other Exchange Agent make no representations with respect thereto. Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Company to transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

     Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 8.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the exchange of their Notes after any event referred to in such Section 8.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Article Six of the Base Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate with respect thereto.
     Section 8.09 Notice to Holders Prior to Certain Actions.
     In case:
          (a) Parent shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Exchange Rate pursuant to Section 8.04; or
          (b) Parent shall authorize the granting to all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants;
          (c) of any reclassification of the Common Stock of Parent (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which Parent is a party and for which approval of any stockholders of Parent is required, or of the sale or transfer of all or substantially all of the assets of Parent; or
          (d) of the voluntary or involuntary dissolution, liquidation or winding-up of Parent, the Company shall cause to be filed with the Trustee and to be mailed to each Noteholder at his address appearing on the Security Register as promptly as possible but in any event at least thirty (30) days prior to the applicable date specified in clause (x) or (y) below, as the case may be, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.
     Section 8.10 Stockholder Rights Plans. Upon exchange of the Notes, the Holders shall receive, in addition to any shares of Common Stock issuable upon such exchange, the associated rights issued under any future stockholder rights plan Parent adopts unless, prior to exchange, the rights have separated from the shares of Common Stock, expired, terminated or been redeemed or converted in accordance with such rights plan. If, and only if, the Holders receive rights under such stockholder rights plans as described in the preceding sentence upon exchange of their Notes, then no other adjustment pursuant to this Article VIII shall be made in connection with such stockholder rights plans.
     Section 8.11 Ownership Limit. Notwithstanding any other provision of this First Supplemental Indenture or the Notes, no Holder of Notes (or beneficial owner of Notes) shall be entitled to exchange such Notes for shares of Common Stock to the extent that receipt of such shares would cause such Holder (or beneficial owner of Notes) (together with such Holder’s (or beneficial owner’s) affiliates) to exceed the applicable ownership limit contained in the articles of incorporation of Parent.
ARTICLE IX
REPURCHASE OF NOTES AT OPTION OF HOLDERS
     Section 9.01 Repurchase of Securities at Option of the Holder on Specified Dates.
          (a) The provisions of Article Thirteen of the Base Indenture shall not be applicable to the Notes.
          (b) Each Noteholder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof that is a multiple of $1,000 principal amount, for cash on April 1, 2012, April 1, 2017, April 1, 2022, April 1, 2027 and April 1, 2032 (each, a “Put Right Repurchase Date”) at a repurchase price per Note equal to 100% of the aggregate principal amount of the Notes being repurchased, together with any accrued and unpaid interest up to, but not including, such Put Right Repurchase Date (the “Put Right Repurchase Price”).
     Repurchases of Notes by the Company pursuant to this Section 9.01 shall be made, at the option of the Holder thereof, upon:
     (i) delivery to the Trustee (or other Paying Agent appointed by the Company) by the Holder of a written notice of purchase (a “Put Right Repurchase Notice”) in the form set forth on the reverse of the Note at any time from the opening of business on the date that is 25 Business Days prior to the applicable Put Right Repurchase Date until the close of business on the fifth Business Day prior to such Put Right Repurchase Date stating:
     (A) if certificated, the certificate numbers of the Notes to be delivered for repurchase;
     (B) the portion of the principal amount of the Notes to be repurchased, which must be $1,000 or an integral multiple thereof, and

     (C) that the Notes are to be repurchased as of the applicable Put Right Repurchase Date pursuant to the terms and conditions specified in the Notes and in this First Supplemental Indenture, and
     (ii) delivery of such Note to the Paying Agent prior to, on or after the Put Right Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Put Right Repurchase Price therefor, which shall be so paid pursuant to this Section 9.01 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Put Right Repurchase Notice, as determined by the Company.
     The Company shall repurchase from the Holder thereof, pursuant to this Section 9.01, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this First Supplemental Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note.
     Any repurchase by the Company contemplated pursuant to the provisions of this Section 9.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Put Right Repurchase Date and the time of delivery of the Note.
     The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Put Right Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of Section 9.01(e).
     Any Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.
          (c) In connection with any purchase of Notes pursuant to this Section 9.01, the Company shall give written notice of the Put Right Repurchase Date to the Holders (the “Company Put Right Notice”).
     The Company Put Right Notice shall be sent by first-class mail to the Trustee and to each Holder (and to each beneficial owner as required by applicable law) that has delivered a Put Right Repurchase Notice within ten Business Days of receipt of such Put Right Repurchase Notice, or, if a shorter period, at least two Business Days prior to any Put Right Repurchase Date (the “Company Put Right Notice Date”). Each Company Put Right Notice shall include a form of Put Right Repurchase Notice to be completed by a Noteholder and shall state:
     (i) the Put Right Repurchase Price and the Exchange Price;
     (ii) the name and address of the Paying Agent and the Exchange Agent;

     (iii) that Notes as to which a Put Right Repurchase Notice has been given may be exchanged in accordance with Article VIII hereof only if the applicable Put Right Repurchase Notice has been withdrawn in accordance with the terms of this First Supplemental Indenture;
     (iv) that Notes must be surrendered to the Paying Agent to collect payment;
     (v) that the Put Right Repurchase Price for any Note as to which a Put Right Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Put Right Repurchase Date and the time of surrender of such Note as described in subclause (iv) above;
     (vi) the procedures the Holder must follow to exercise rights under this Section and a brief description of those rights;
     (vii) briefly, the exchange rights of the Notes;
     (viii) the procedures for withdrawing a Put Right Repurchase Notice (including pursuant to the terms of Section 9.01(e));
     (ix) that, unless the Company defaults in making payment on Notes for which a Put Right Repurchase Notice has been submitted, interest on the Notes in respect of which a Put Right Repurchase Notice has been delivered and not withdrawn will cease to accrue on the Put Right Repurchase Date; and
     (x) the CUSIP number of the Notes.
     If any of the Notes are to be redeemed in the form of a Global Note, the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions.
     At the Company’s request, the Trustee shall give such Company Put Right Notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Put Right Notice shall be prepared by the Company.
          (d) Upon receipt by the Trustee (or other Paying Agent appointed by the Company) of the Put Right Repurchase Notice specified in Section 9.01(a), the Holder of the Note in respect of which such Put Right Repurchase Notice was given shall (unless such Put Right Repurchase Notice is withdrawn as specified in Section 9.01(e)) thereafter be entitled to receive solely the Put Right Repurchase Price with respect to such Note. Such Put Right Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Put Right Repurchase Date with respect to such Note (provided the conditions in Section 9.01(a) have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 9.01(a). Notes in respect of which a Put Right Repurchase Notice has been given by the Holder thereof may not be exchanged pursuant to Article VIII hereof on or after the date of the delivery of such Put Right Repurchase Notice, unless such Put Right Repurchase Notice has first been validly withdrawn as specified in Section 9.01(e).

          (e) A Put Right Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Put Right Repurchase Notice at any time prior to 10:00 A.M. New York City time on the fourth Business Day prior to the Put Right Repurchase Date specifying:
     (i) if certificated Notes have been issued, the certificate numbers of the withdrawn Notes,
     (ii) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, and
     (iii) the principal amount, if any, of such Notes that remains subject to the original Put Right Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;
provided, however, that if the Notes are not in certificated form, the notice must comply with appropriate procedures of the Depositary.
     A written notice of withdrawal of a Put Right Repurchase Notice shall be in the form set forth in the preceding paragraph.
     Upon receipt of a written notice of withdrawal, the Paying Agent shall promptly return to the Holders thereof any Notes in respect of which a Put Right Repurchase Notice has been withdrawn in accordance with the provisions of Section 9.01(f).
          (f) There shall be no repurchase of any Notes pursuant to this Section 9.01 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Put Right Repurchase Notice) and is continuing an Event of Default with respect to Notes (other than a default in the payment of the Put Right Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes held by it during the continuance of an Event of Default with respect to Notes (other than a default in the payment of the Put Right Repurchase Price with respect to such Notes), in which case, upon such return, the Put Right Repurchase Notice with respect thereto shall be deemed to have been withdrawn.
          (g) Prior to 11:00 a.m. (local time in The City of New York) on the Put Right Repurchase Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust in accordance with the terms of the Base Indenture as modified by this First Supplemental Indenture) an amount (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Put Right Repurchase Price of all the Notes or portions thereof which are to be purchased as of the Put Right Repurchase Date. The manner in which the deposit required by this Section 9.01(g) is made by the Company shall be at the option of the Company; provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Put Right Repurchase Date.
     If the Trustee (or other Paying Agent appointed by the Company) holds, in accordance with the terms hereof, money sufficient to pay the Put Right Repurchase Price of any Note, then,

on the Put Right Repurchase Date, such Note will cease to be Outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Put Right Repurchase Price as aforesaid).
     To the extent that the aggregate amount of cash deposited by the Company pursuant to this Section 9.01(g) exceeds the aggregate Put Right Repurchase Price of the Notes or portions thereof that the Company is obligated to purchase, then promptly after the Put Right Repurchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.
     Section 9.02 Repurchase at Option of Holders Upon a Fundamental Change.
          (a) If a Fundamental Change occurs at any time, then each Noteholder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof that is a multiple of $1,000 principal amount, for cash on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty (20) Business Days and not more than thirty-five (35) Business Days after the date of the Fundamental Change Company Notice (as defined below) at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”).
     Repurchases of Notes under this Section 9.02 shall be made, at the option of the Holder thereof, upon:
     (i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note prior to the close of business on the Fundamental Change Repurchase Date; and
     (ii) delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) in the Borough of Manhattan, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 9.02 only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.
The Fundamental Change Repurchase Notice shall state:
     (A) if certificated, the certificate numbers of Notes to be delivered for repurchase;
     (B) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

     (C) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this First Supplemental Indenture.
     Any repurchase by the Company contemplated pursuant to the provisions of this Section 9.02 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Note.
     The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of Section 9.02(c).
     Any Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.
          (b) On or before the twentieth day after the occurrence of any Fundamental Change, the Company shall provide to all Holders of record of the Notes and the Trustee and Paying Agent a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Such mailing shall be by first class mail. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein once in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at such time.
     Each Fundamental Change Company Notice shall specify:
     (i) the events causing the Fundamental Change;
     (ii) the date of the Fundamental Change;
     (iii) that the Holder must exercise the repurchase right on or prior to the close of business on the Fundamental Change Repurchase Date;
     (iv) the Fundamental Change Repurchase Price;
     (v) the Fundamental Change Repurchase Date;
     (vi) the name and address of the Paying Agent and the Exchange Agent;
     (vii) the applicable Exchange Rate and any adjustments to the applicable Exchange Rate;

     (viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this First Supplemental Indenture; and
     (ix) the procedures that Holders must follow to require the Company to repurchase their Notes.
     No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 9.02.
          (c) A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Trustee and Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date, specifying:
     (i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;
     (ii) if certificated Notes have been issued, the certificate numbers of the withdrawn Notes; and
     (iii) the principal amount, if any, of such Notes that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;
provided, however, that if the Notes are not in certificated form, the notice must comply with appropriate procedures of the Depositary.
          (d) On or prior to 11:00 a.m. (local time in The City of New York) on the second Business Day following the Fundamental Change Repurchase Date, the Company will deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust in accordance with the Base Indenture as modified by this First Supplemental Indenture) an amount of money sufficient to repurchase on the Fundamental Change Repurchase Date all of the Notes to be repurchased on such date at the Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn) prior to the close of business on the Fundamental Change Repurchase Date will be made promptly after the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions to the payment of the Fundamental Change Repurchase Price in Section 9.02), and (y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 9.02 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Security Register, provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.
          (e) If the Trustee (or other Paying Agent appointed by the Company) holds money or securities sufficient to repurchase on the Fundamental Change Repurchase Date all the Notes or portions thereof that are to be purchased as of the second Business Day following the Fundamental Change Repurchase Date, then on and after the Fundamental Change Repurchase Date (i) such Notes will cease to be Outstanding, (ii) interest will cease to accrue on such Notes, and (iii) all other rights of the Holders of such Notes will terminate, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent, other than the right to receive the Fundamental Change Repurchase Price upon delivery of the Notes.
ARTICLE X
GUARANTEE
     Section 10.01 Guarantees. Article Sixteen of the Base Indenture shall be applicable to the Notes.
ARTICLE XI
MISCELLANEOUS PROVISIONS
     Section 11.01 Ratification of Base Indenture. Except as expressly modified or amended hereby, the Base Indenture continues in full force and effect and is in all respects confirmed, ratified and preserved and the provisions thereof shall be applicable to the Notes and this First Supplemental Indenture.
     Section 11.02 Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this First Supplemental Indenture shall bind its successors and assigns whether so expressed or not.
     Section 11.03 Official Acts by Successor Corporation. Any act or proceeding by any provision of this First Supplemental Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or entity that shall at the time be the lawful sole successor of the Company.
     Section 11.04 Addresses for Notices, Etc. Any notice or demand which by any provision of this First Supplemental Indenture is required or permitted to be given or served by the Trustee or by the Noteholders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Prologis, L.P., Pier 1, Bay 1, San Francisco, California 94111, Attention: Chief Financial Officer. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to U.S. Bank National Association, 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust Services/Prologis, L.P.
     The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Security Register and shall be sufficiently given to him if so mailed within the time prescribed.
     Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     Section 11.05 Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE, EACH NOTE AND THE GUARANTEE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND TO BE PERFORMED THEREIN.
     Section 11.06 Non-Business Day. Section 113 of the Base Indenture shall also apply to any Fundamental Change Purchase Date, Put Right Repurchase Date or Exchange Date in respect of the Notes.
     Section 11.07 Benefits of Indenture. Nothing in this First Supplemental Indenture or in the Notes, expressed or implied, shall give to any person, other than the parties hereto, any Paying Agent, any authenticating agent, any Security Registrar and their successors hereunder, the Noteholders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.
     Section 11.08 Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
     Section 11.09 Execution in Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
     Section 11.10 Trustee. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture. The statements and recitals herein are deemed to be those of the Company and Parent and not of the Trustee.

     Section 11.11 Further Instruments and Acts. Upon request of the Trustee, the Company and Parent will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this First Supplemental Indenture.
     Section 11.12 Waiver of Jury Trial. EACH OF THE COMPANY, PARENT AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
     Section 11.13 Force Majeure. In no event shall the Trustee or Exchange Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

PROLOGIS, L.P. By: Prologis, Inc., its general partner
By:	/s/ Phillip D. Joseph, Jr.
	Name:	Phillip D. Joseph, Jr.
	Title:	Senior Vice President and Treasurer

Attest:
By:	/s/ Michael T. Blair
	Name:	Michael T. Blair
	Title:	Managing Director and Deputy General Counsel

PROLOGIS, INC.
By:	/s/ Phillip D. Joseph, Jr.
	Name:	Phillip D. Joseph, Jr.
	Title:	Senior Vice President and Treasurer

Attest:
By:	/s/ Michael T. Blair
	Name:	Michael T. Blair
	Title:	Managing Director and Deputy General Counsel

[First Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Beverly A. Freeney
	Name:	Beverly A. Freeney
	Title:	Vice President

[First Supplemental Indenture]

SCHEDULE A
Share Price

Effective Date	$142.97	$156.81	$179.21	$201.61	$224.01	$246.42	$268.82	$291.22	$313.62	$336.02	$358.42	$380.82
April 1, 2011	1.1658	0.6611	0.2519	0.0780	0.0171	0.0027	0.0012	0.0011	0.0001	0.0000	0.0000	0.0000
April 1, 2012	1.1658	0.5482	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
Sch. A-1

EXHIBIT A
FORMS OF GLOBAL NOTE
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

1

PROLOGIS, L.P.
2.250% Exchangeable Senior Notes due 2037

No.1	$500,000,000

CUSIP No. 74340XAQ4
     PROLOGIS, L.P., a limited partnership organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of FIVE HUNDRED MILLION DOLLARS ($500,000,000) or such other principal amount as shall be set forth on the Schedule I hereto on April 1, 2037.
     This Security shall bear interest at the rate of 2.250% per year from April 1, 2011, or from the most recent date to which interest had been paid or provided. Interest is payable semi-annually in arrears on each April 1 and October 1, commencing October 1, 2011, to Holders of record at the close of business on the preceding March 15 and September 15, respectively. Interest payable on each Interest Payment Date shall equal the amount of interest accrued from, and including the immediately preceding Interest Payment Date (or from and including April 1, 2011, if no interest has been paid hereon) to but excluding such Interest Payment Date.
     Payment of the principal and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, City of New York, or elsewhere as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) transfer to an account of the Person entitled thereto located inside the United States; provided further, however, that, with respect to any Holder of Securities with an aggregate principal amount in excess of $1,000,000, at the application of such Holder in writing to the Company, interest on such Holder’s Securities shall be paid by wire transfer in immediately available funds to such Holder’s account in the United States supplied by such Holder from time to time to the Trustee and Paying Agent (if different from the Trustee) not later than the applicable record date.
     Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Security the right to exchange this Security into cash, shares of Common Stock of the Company or a combination of cash and shares of Common Stock on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
     This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York applicable to contracts entered into and to be performed therein.

2

     This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
[Remainder of page intentionally left blank]

3

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the undersigned officer.

PROLOGIS, L.P. By: Prologis, Inc., its sole general partner
By:
	Name:	Phillip D. Joseph, Jr.
	Title:	Senior Vice President and Treasurer

Attest
By:
	Name:	Michael T. Blair
	Title:	Managing Director and Deputy General Counsel

Dated: June 8, 2011
TRUSTEE’S CERTIFICATE OF AUTHENTICATION:
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as trustee
By:
Authorized Officer

PROLOGIS, L.P.
2.250% Exchangeable Senior Notes due 2037
     This Security is one of a duly authorized issue of Securities of the Company, designated as its 2.250% Exchangeable Senior Notes due 2037 (herein called the “Securities”), issued under and pursuant to an Indenture dated as of June 8, 2011 (herein called the “Base Indenture”), as supplemented with respect to the Securities by the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of June 8, 2011 (as so supplemented, herein called the “Indenture”), among the Company, Prologis, Inc. (herein called the “Parent Guarantor”) and U.S. Bank National Association (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Parent Guarantor and the Holders of the Securities. Additional Securities may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture.
     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest on all Securities may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
     Prior to April 5, 2012, the Company may not redeem the Securities except to preserve the Company’s status as a real estate investment trust as described in Section 3.01 of the First Supplemental Indenture. Subject to the terms and conditions of the Indenture, on or after April 5, 2012, the Company shall have the right to redeem the Securities, in whole or from time to time in part, at a price equal to 100% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest. Any such redemption shall be upon at least 30 days’ and no more than 60 days’ notice to Holders of the Securities.
     Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price, the Put Right Repurchase Price, the Redemption Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Security to a Paying Agent to collect such payments in respect of the Security. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
     The Indenture contains provisions permitting the Company, the Parent Guarantor and the Trustee in certain circumstances, without the consent of the Holders of the Securities, and in other circumstances, with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities; provided, however, that no such supplemental indenture shall make any of the changes set forth in Section 6.02 of the First

2

Supplemental Indenture, without the consent of each Holder of an Outstanding Security affected thereby. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Securities, the Holders of a majority in principal amount of the Securities at the time Outstanding may on behalf of the Holders of all of the Securities waive any past default or Event of Default under the Indenture and its consequences except as provided in the Indenture. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Securities which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and accrued and unpaid interest on this Security at the place, at the respective times, at the rate and in the lawful money herein prescribed.
     The Securities are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Securities, Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations.
     The Securities are not subject to redemption through the operation of any sinking fund.
     Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to 100% of the principal amount of the Securities such holder elects to require the Company to repurchase, together with accrued and unpaid interest to but excluding the Fundamental Change Repurchase Date. The Company or, at the written request of the Company, the Trustee shall mail to all Holders of record of the Securities a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the twentieth day after the occurrence of any Fundamental Change.
     On April 1, 2012, April 1, 2017, April 1, 2022, April 1, 2027 and April 1, 2032, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) at a price equal to 100% of the principal amount of the Securities such Holder elects to require the Company to repurchase, together with accrued and unpaid interest to but excluding the Put Right Repurchase Date. Holders shall submit their Securities for repurchase to the Paying Agent at any time from the opening of business on the date that is 25 Business Days prior to the applicable Put Right Repurchase Date until the close of business on the fifth Business Day prior to the Put Right Repurchase Date.

3

     Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, on and after February 1, 2012, or earlier upon the occurrence of certain conditions specified in the Indenture and prior to the close of business on the Trading Day immediately preceding the Maturity Date, to exchange any Securities or portion thereof which is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the option of the Company as provided in the First Supplemental Indenture, in each case at the Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, upon surrender of this Security, together with a Notice of Exchange, a form of which is attached to this Security, as provided in the Indenture and this Security, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, City of New York or elsewhere as provided in the Indenture, and, unless the shares issuable on exchange are to be issued in the same name as this Security, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by his duly authorized attorney. The initial Exchange Rate is 5.8752 shares for each $1,000 principal amount of Securities. No fractional shares of Common Stock will be issued upon any exchange, but an adjustment in cash will be paid to the Holder, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Security or Securities for exchange. No adjustment shall be made for dividends or any shares issued upon exchange of such Security except as provided in the Indenture.
     Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the Borough of Manhattan, City of New York, a new Security or Securities of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessments or other governmental charge imposed in connection therewith.
     The Company, the Trustee, any authenticating agent, any Paying Agent, any Exchange Agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the exchange hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor any other Exchange Agent nor any Security Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Security.
     Except as provided in Article Sixteen of the Base Indenture, no recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Security, or because of any indebtedness evidenced thereby, shall be had against any promoter, as such, or against any past, present or future stockholder, partner, director, officer, employee, agent thereof or trustee, as such, of the Company or any Guarantor or of any successor thereof, either directly or through the Company or any Guarantor or any successor thereof, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Security by the Holder thereof and as part of the consideration for the issue of the Securities of this series.

4

     Terms used in this Security and defined in the Indenture are used herein as therein defined.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform gift to Minors Act).

5

Schedule I
PROLOGIS, L.P.
2.25% Exchangeable Senior Notes due 2037
No. 1

Notation Explaining
		Principal Amount	Authorized Signature of
Date	Principal Amount	Recorded	Trustee or Custodian

6

Schedule I
FORM OF EXCHANGE NOTICE
To: PROLOGIS, L.P.
     The undersigned registered owner of this Security hereby exercises the option to exchange this Security, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into cash, shares of Common Stock, or a combination of cash and shares of Common Stock, in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon such exchange, if any, together with any check in payment of the cash in respect of the remaining Exchange Obligation (as defined in the Indenture) and for fractional shares and any Securities representing any unexchanged principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not exchanged are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Security.
Dated:
Signature(s)
Signature Guarantee
Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, if shares of Common Stock are to be issued, or Securities to be delivered, other than to and in the name of the registered holder.

7

Fill in for registration of shares if to be issued, and Securities if to be delivered, other than to and in the name of the registered holder:
(Name)
(Street Address)
(City, State and Zip Code)
Please print name and address
Principal amount to be exchanged (if less than all): $__________,000
Social Security or Other Taxpayer Identification Number

8

FORM OF PUT RIGHT REPURCHASE NOTICE
To: PROLOGIS, L.P.
     The undersigned hereby requests and instructs the Company to repay the entire principal amount of this Security, or a portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, on April 1, __________ in accordance with the terms of the Indenture referred to in this Security at the Put Right Repurchase Price, to the registered holder hereof.
Dated:
Signature(s)
Social Security or Other Taxpayer Identification Number Principal amount to be repaid (if less than all): $___,000 NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

9

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE
To: PROLOGIS, L.P.
     The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Prologis, L.P. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Security, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security, to the registered holder hereof.
Dated:
Signature(s)
Social Security or Other Taxpayer Identification Number Principal amount to be repaid (if less than all): $___,000 NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

10

FORM OF ASSIGNMENT AND TRANSFER
     For value received ____________________ hereby sell(s), assign(s) and transfer(s) unto ____________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints ____________________ attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.
Dated:
Signature(s)
Signature Guarantee
Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, if shares of Common Stock are to be issued, or Securities to be delivered, other than to and in the name of the registered holder.
NOTICE: The signature on the exchange notice, the option to elect repurchase upon a Fundamental Change, the Put Right Notice, or the assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

11

GUARANTEE
     FOR VALUE RECEIVED, the undersigned hereby, jointly and severally with any other Guarantors, unconditionally guarantees to the Holder of the accompanying 2.250% Exchangeable Senior Note due 2037 (the “Note”) issued by Prologis, L.P. (the “Company”) under an Indenture dated as of June 8, 2011 (together with the First Supplemental Indenture thereto, the “Indenture”) among the Company, Prologis, Inc., and U.S. Bank National Association, as trustee thereunder (the “Trustee”), (a) the full and prompt payment of the principal of and premium, if any, on such Note when and as the same shall become due and payable, whether at Stated Maturity, by acceleration, by redemption or otherwise, and (b) the full and prompt payment of the interest on such Note when and as the same shall become due and payable, according to the terms of such Note and of the Indenture. In case of the failure of the Company punctually to pay any such principal, premium or interest, the undersigned hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, upon acceleration, by redemption or otherwise, and as if such payment were made by the Company. The undersigned hereby agrees, jointly and severally with any other Guarantors, that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute and unconditional, and shall not be affected, modified or impaired by the following: (a) the failure to give notice to the Guarantors of the occurrence of an Event of Default under the Indenture; (b) the waiver, surrender, compromise, settlement, release or termination of the payment, performance or observance by the Company or the Guarantors of any or all of the obligations, covenants or agreements of either of them contained in the Indenture or the Notes; (c) the acceleration, extension or any other changes in the time for payment of any principal of or interest or any premium on any Note or for any other payment under the Indenture or of the time for performance of any other obligations, covenants or agreements under or arising out of the Indenture or the Notes; (d) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Indenture or the Notes; (e) the taking or the omission of any of the actions referred to in the Indenture and in any of the actions under the Notes; (f) any failure, omission, delay or lack on the part of the Trustee to enforce, assert or exercise any right, power or remedy conferred on the Trustee in the Indenture, or any other action or acts on the part of the Trustee or any of the Holders from time to time of the Notes; (g) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Guarantors or the Company or any of the assets of any of them, or any allegation or contest of the validity of this Guarantee in any such proceeding; (h) to the extent permitted by law, the release or discharge by operation of law of the Guarantors from the performance or observance of any obligation, covenant or agreement contained in the Indenture; (i) to the extent permitted by law, the release or discharge by operation of law of the Company from the performance or observance of any obligation, covenant or agreement contained in the Indenture; (j) the default or failure of the Company or the Trustee fully to perform any of its obligations set forth in the Indenture or the Notes; (k) the invalidity, irregularity or unenforceability of the Indenture or the Notes or any part of any thereof; (l) any judicial or governmental action affecting the Company or any Notes or consent or indulgence granted to the Company by the Holders or by the Trustee; or (m) the recovery of any judgment against the Company or any

1

action to enforce the same or any other circumstance which might constitute a legal or equitable discharge of a surety or guarantor. The undersigned hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, sale, lease or conveyance of all or substantially all of its assets, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Notice or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in such Note and in this Guarantee.
     No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantee of the undersigned, which is absolute and unconditional, of the full and prompt payment of the principal of and premium, if any, and interest on the Note.
     THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.
     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note shall have been executed by the Trustee under the Indenture referred to above by the manual signature of one of its authorized officers. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Note.
     An Event of Default under the Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the undersigned hereunder in the same manner and to the same extent as the obligations of the Company.
     Notwithstanding any other provision of this Guarantee to the contrary, the undersigned hereby waives any claims or other rights which it may now have or hereafter acquire against the Company that arise from the existence or performance of its obligations under this Guarantee (all such claims and rights are referred to as “Guarantor’s Conditional Rights”), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy against the Company, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. Guarantor hereby agrees not to exercise any rights which may be acquired by way of contribution under this Guarantee or any other agreement, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from any other Guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such contribution rights. If, notwithstanding the foregoing provisions, any amount shall be paid to the undersigned on account of the Guarantor’s Conditional Rights and either (i) such amount is paid to such undersigned party at any time when the indebtedness shall not have been paid or performed in full, or (ii) regardless of when such amount is paid to such undersigned party, any payment made by the Company to a Holder that is at any time determined to be a Preferential Payment (as defined below), then such amount paid to the undersigned shall be held in trust for

2

the benefit of Holder and shall forthwith be paid to such Holder to be credited and applied upon the indebtedness, whether matured or unmatured. Any such payment is herein referred to as a “Preferential Payment” to the extent the Company makes any payment to Holder in connection with the Note, and any or all of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise.
     To the extent that any of the provisions of the immediately preceding paragraph shall not be enforceable, the undersigned agrees that until such time as the indebtedness has been paid and performed in full and the period of time has expired during which any payment made by the Company or the undersigned to a Holder may be determined to be a Preferential Payment, Guarantor’s Conditional Rights to the extent not validly waived shall be subordinate to Holders’ right to full payment and performance of the indebtedness and the undersigned shall not enforce any of Guarantor’s Conditional Rights until such time as the indebtedness has been paid and performed in full and the period of time has expired during which any payment made by the Company or the undersigned to Holders may be determined to be a Preferential Payment.
     The obligations of the undersigned to the Holders of the Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 16 of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.
     Capitalized terms used in this Guarantee which are not defined herein shall have the meanings assigned to them in the Indenture.
[Remainder of page intentionally left blank]

3

     IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed.
Dated: June 8, 2011

PROLOGIS, INC.
By:
	Name:	Phillip D. Joseph, Jr.
	Title:	Senior Vice President and Treasurer

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

1

PROLOGIS, L.P.
2.250% Exchangeable Senior Notes due 2037

No. 2	$49,041,000

CUSIP No. 74340XAQ4
     PROLOGIS, L.P., a limited partnership organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of FORTY NINE MILLION AND FORTY ONE THOUSAND DOLLARS ($49,041,000) or such other principal amount as shall be set forth on the Schedule I hereto on April 1, 2037.
     This Security shall bear interest at the rate of 2.250% per year from April 1, 2011, or from the most recent date to which interest had been paid or provided. Interest is payable semi-annually in arrears on each April 1 and October 1, commencing October 1, 2011, to Holders of record at the close of business on the preceding March 15 and September 15, respectively. Interest payable on each Interest Payment Date shall equal the amount of interest accrued from, and including the immediately preceding Interest Payment Date (or from and including April 1, 2011, if no interest has been paid hereon) to but excluding such Interest Payment Date.
     Payment of the principal and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, City of New York, or elsewhere as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) transfer to an account of the Person entitled thereto located inside the United States; provided further, however, that, with respect to any Holder of Securities with an aggregate principal amount in excess of $1,000,000, at the application of such Holder in writing to the Company, interest on such Holder’s Securities shall be paid by wire transfer in immediately available funds to such Holder’s account in the United States supplied by such Holder from time to time to the Trustee and Paying Agent (if different from the Trustee) not later than the applicable record date.
     Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Security the right to exchange this Security into cash, shares of Common Stock of the Company or a combination of cash and shares of Common Stock on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
     This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York applicable to contracts entered into and to be performed therein.

2

     This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
[Remainder of page intentionally left blank]

3

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the undersigned officer.

PROLOGIS, L.P. By: Prologis, Inc., its sole general partner
By:
	Name:	Phillip D. Joseph, Jr.
	Title:	Senior Vice President and Treasurer

Attest
By:
	Name:	Michael T. Blair
	Title:	Managing Director and Deputy General Counsel

Dated: June 8, 2011
TRUSTEE’S CERTIFICATE OF AUTHENTICATION:
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as trustee
By:
Authorized Officer

PROLOGIS, L.P.
2.250% Exchangeable Senior Notes due 2037
     This Security is one of a duly authorized issue of Securities of the Company, designated as its 2.250% Exchangeable Senior Notes due 2037 (herein called the “Securities”), issued under and pursuant to an Indenture dated as of June 8, 2011 (herein called the “Base Indenture”), as supplemented with respect to the Securities by the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of June 8, 2011 (as so supplemented, herein called the “Indenture”), among the Company, Prologis, Inc. (herein called the “Parent Guarantor”) and U.S. Bank National Association (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Parent Guarantor and the Holders of the Securities. Additional Securities may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture.
     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest on all Securities may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
     Prior to April 5, 2012, the Company may not redeem the Securities except to preserve the Company’s status as a real estate investment trust as described in Section 3.01 of the First Supplemental Indenture. Subject to the terms and conditions of the Indenture, on or after April 5, 2012, the Company shall have the right to redeem the Securities, in whole or from time to time in part, at a price equal to 100% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest. Any such redemption shall be upon at least 30 days’ and no more than 60 days’ notice to Holders of the Securities.
     Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price, the Put Right Repurchase Price, the Redemption Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Security to a Paying Agent to collect such payments in respect of the Security. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
     The Indenture contains provisions permitting the Company, the Parent Guarantor and the Trustee in certain circumstances, without the consent of the Holders of the Securities, and in other circumstances, with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities; provided, however, that no such supplemental indenture shall make any of the changes set forth in Section 6.02 of the First

1

Supplemental Indenture, without the consent of each Holder of an Outstanding Security affected thereby. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Securities, the Holders of a majority in principal amount of the Securities at the time Outstanding may on behalf of the Holders of all of the Securities waive any past default or Event of Default under the Indenture and its consequences except as provided in the Indenture. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Securities which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and accrued and unpaid interest on this Security at the place, at the respective times, at the rate and in the lawful money herein prescribed.
     The Securities are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Securities, Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations.
     The Securities are not subject to redemption through the operation of any sinking fund.
     Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to 100% of the principal amount of the Securities such holder elects to require the Company to repurchase, together with accrued and unpaid interest to but excluding the Fundamental Change Repurchase Date. The Company or, at the written request of the Company, the Trustee shall mail to all Holders of record of the Securities a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the twentieth day after the occurrence of any Fundamental Change.
     On April 1, 2012, April 1, 2017, April 1, 2022, April 1, 2027 and April 1, 2032, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) at a price equal to 100% of the principal amount of the Securities such Holder elects to require the Company to repurchase, together with accrued and unpaid interest to but excluding the Put Right Repurchase Date. Holders shall submit their Securities for repurchase to the Paying Agent at any time from the opening of business on the date that is 25 Business Days prior to the applicable Put Right Repurchase Date until the close of business on the fifth Business Day prior to the Put Right Repurchase Date.

2

     Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, on and after February 1, 2012, or earlier upon the occurrence of certain conditions specified in the Indenture and prior to the close of business on the Trading Day immediately preceding the Maturity Date, to exchange any Securities or portion thereof which is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the option of the Company as provided in the First Supplemental Indenture, in each case at the Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, upon surrender of this Security, together with a Notice of Exchange, a form of which is attached to this Security, as provided in the Indenture and this Security, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, City of New York or elsewhere as provided in the Indenture, and, unless the shares issuable on exchange are to be issued in the same name as this Security, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by his duly authorized attorney. The initial Exchange Rate is 5.8752 shares for each $1,000 principal amount of Securities. No fractional shares of Common Stock will be issued upon any exchange, but an adjustment in cash will be paid to the Holder, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Security or Securities for exchange. No adjustment shall be made for dividends or any shares issued upon exchange of such Security except as provided in the Indenture.
     Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the Borough of Manhattan, City of New York, a new Security or Securities of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessments or other governmental charge imposed in connection therewith.
     The Company, the Trustee, any authenticating agent, any Paying Agent, any Exchange Agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the exchange hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor any other Exchange Agent nor any Security Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Security.
     Except as provided in Article Sixteen of the Base Indenture, no recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Security, or because of any indebtedness evidenced thereby, shall be had against any promoter, as such, or against any past, present or future stockholder, partner, director, officer, employee, agent thereof or trustee, as such, of the Company or any Guarantor or of any successor thereof, either directly or through the Company or any Guarantor or any successor thereof, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Security by the Holder thereof and as part of the consideration for the issue of the Securities of this series.

3

     Terms used in this Security and defined in the Indenture are used herein as therein defined.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform gift to Minors Act).

4

Schedule I
PROLOGIS, L.P.
2.25% Exchangeable Senior Notes due 2037
No. 2

Notation Explaining
		Principal Amount	Authorized Signature of
Date	Principal Amount	Recorded	Trustee or Custodian

5

Schedule I
FORM OF EXCHANGE NOTICE
To: PROLOGIS, L.P.
     The undersigned registered owner of this Security hereby exercises the option to exchange this Security, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into cash, shares of Common Stock, or a combination of cash and shares of Common Stock, in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon such exchange, if any, together with any check in payment of the cash in respect of the remaining Exchange Obligation (as defined in the Indenture) and for fractional shares and any Securities representing any unexchanged principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not exchanged are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Security.
Dated:
Signature(s)
Signature Guarantee
Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, if shares of Common Stock are to be issued, or Securities to be delivered, other than to and in the name of the registered holder.

6

Fill in for registration of shares if to be issued, and Securities if to be delivered, other than to and in the name of the registered holder:
(Name)
(Street Address)
(City, State and Zip Code)
Please print name and address
Principal amount to be exchanged (if less than all): $__________,000
Social Security or Other Taxpayer Identification Number

7

FORM OF PUT RIGHT REPURCHASE NOTICE
To: PROLOGIS, L.P.
     The undersigned hereby requests and instructs the Company to repay the entire principal amount of this Security, or a portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, on April 1, __________ in accordance with the terms of the Indenture referred to in this Security at the Put Right Repurchase Price, to the registered holder hereof.
Dated:
Signature(s)
Social Security or Other Taxpayer Identification Number Principal amount to be repaid (if less than all): $___,000 NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

8

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE
To: PROLOGIS, L.P.
     The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Prologis, L.P. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Security, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security, to the registered holder hereof.
Dated:
Signature(s)
Social Security or Other Taxpayer Identification Number Principal amount to be repaid (if less than all): $___,000 NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

9

FORM OF ASSIGNMENT AND TRANSFER
     For value received ____________________ hereby sell(s), assign(s) and transfer(s) unto ____________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints ____________________ attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.
Dated:
Signature(s)
Signature Guarantee
Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, if shares of Common Stock are to be issued, or Securities to be delivered, other than to and in the name of the registered holder.
NOTICE: The signature on the exchange notice, the option to elect repurchase upon a Fundamental Change, the Put Right Notice, or the assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

10

GUARANTEE
     FOR VALUE RECEIVED, the undersigned hereby, jointly and severally with any other Guarantors, unconditionally guarantees to the Holder of the accompanying 2.250% Exchangeable Senior Note due 2037 (the “Note”) issued by Prologis, L.P. (the “Company”) under an Indenture dated as of June 8, 2011 (together with the First Supplemental Indenture thereto, the “Indenture”) among the Company, Prologis, Inc., and U.S. Bank National Association, as trustee thereunder (the “Trustee”), (a) the full and prompt payment of the principal of and premium, if any, on such Note when and as the same shall become due and payable, whether at Stated Maturity, by acceleration, by redemption or otherwise, and (b) the full and prompt payment of the interest on such Note when and as the same shall become due and payable, according to the terms of such Note and of the Indenture. In case of the failure of the Company punctually to pay any such principal, premium or interest, the undersigned hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, upon acceleration, by redemption or otherwise, and as if such payment were made by the Company. The undersigned hereby agrees, jointly and severally with any other Guarantors, that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute and unconditional, and shall not be affected, modified or impaired by the following: (a) the failure to give notice to the Guarantors of the occurrence of an Event of Default under the Indenture; (b) the waiver, surrender, compromise, settlement, release or termination of the payment, performance or observance by the Company or the Guarantors of any or all of the obligations, covenants or agreements of either of them contained in the Indenture or the Notes; (c) the acceleration, extension or any other changes in the time for payment of any principal of or interest or any premium on any Note or for any other payment under the Indenture or of the time for performance of any other obligations, covenants or agreements under or arising out of the Indenture or the Notes; (d) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Indenture or the Notes; (e) the taking or the omission of any of the actions referred to in the Indenture and in any of the actions under the Notes; (f) any failure, omission, delay or lack on the part of the Trustee to enforce, assert or exercise any right, power or remedy conferred on the Trustee in the Indenture, or any other action or acts on the part of the Trustee or any of the Holders from time to time of the Notes; (g) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Guarantors or the Company or any of the assets of any of them, or any allegation or contest of the validity of this Guarantee in any such proceeding; (h) to the extent permitted by law, the release or discharge by operation of law of the Guarantors from the performance or observance of any obligation, covenant or agreement contained in the Indenture; (i) to the extent permitted by law, the release or discharge by operation of law of the Company from the performance or observance of any obligation, covenant or agreement contained in the Indenture; (j) the default or failure of the Company or the Trustee fully to perform any of its obligations set forth in the Indenture or the Notes; (k) the invalidity, irregularity or unenforceability of the Indenture or the Notes or any part of any thereof; (l) any judicial or governmental action affecting the Company or any Notes or consent or indulgence granted to the Company by the Holders or by the Trustee; or (m) the recovery of any judgment against the Company or any

1

action to enforce the same or any other circumstance which might constitute a legal or equitable discharge of a surety or guarantor. The undersigned hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, sale, lease or conveyance of all or substantially all of its assets, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Notice or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in such Note and in this Guarantee.
     No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantee of the undersigned, which is absolute and unconditional, of the full and prompt payment of the principal of and premium, if any, and interest on the Note.
     THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.
     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note shall have been executed by the Trustee under the Indenture referred to above by the manual signature of one of its authorized officers. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Note.
     An Event of Default under the Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the undersigned hereunder in the same manner and to the same extent as the obligations of the Company.
     Notwithstanding any other provision of this Guarantee to the contrary, the undersigned hereby waives any claims or other rights which it may now have or hereafter acquire against the Company that arise from the existence or performance of its obligations under this Guarantee (all such claims and rights are referred to as “Guarantor’s Conditional Rights”), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy against the Company, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. Guarantor hereby agrees not to exercise any rights which may be acquired by way of contribution under this Guarantee or any other agreement, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from any other Guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such contribution rights. If, notwithstanding the foregoing provisions, any amount shall be paid to the undersigned on account of the Guarantor’s Conditional Rights and either (i) such amount is paid to such undersigned party at any time when the indebtedness shall not have been paid or performed in full, or (ii) regardless of when such amount is paid to such undersigned party, any payment made by the Company to a Holder that is at any time determined to be a Preferential Payment (as defined below), then such amount paid to the undersigned shall be held in trust for

2

the benefit of Holder and shall forthwith be paid to such Holder to be credited and applied upon the indebtedness, whether matured or unmatured. Any such payment is herein referred to as a “Preferential Payment” to the extent the Company makes any payment to Holder in connection with the Note, and any or all of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise.
     To the extent that any of the provisions of the immediately preceding paragraph shall not be enforceable, the undersigned agrees that until such time as the indebtedness has been paid and performed in full and the period of time has expired during which any payment made by the Company or the undersigned to a Holder may be determined to be a Preferential Payment, Guarantor’s Conditional Rights to the extent not validly waived shall be subordinate to Holders’ right to full payment and performance of the indebtedness and the undersigned shall not enforce any of Guarantor’s Conditional Rights until such time as the indebtedness has been paid and performed in full and the period of time has expired during which any payment made by the Company or the undersigned to Holders may be determined to be a Preferential Payment.
     The obligations of the undersigned to the Holders of the Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 16 of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.
     Capitalized terms used in this Guarantee which are not defined herein shall have the meanings assigned to them in the Indenture.
[Remainder of page intentionally left blank]

3

     IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed.
Dated: June 8, 2011

PROLOGIS, INC.
By:
	Name:	Phillip D. Joseph, Jr.
	Title:	Senior Vice President and Treasurer